UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange
Indicate by check mark
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 29, 2026, a subsidiary of Solaris Energy Infrastructure, Inc. (the “Company”) entered into an agreement to provide approximately 900 megawatts of power generation, associated balance of plant equipment and operations and maintenance services to a leading, investment-grade, diversified industrial and technology company that is an existing customer of the Company. The agreement is for an initial term of 15 years for each deployment, with an option to extend for an additional 15 years. Deployments under the agreement are expected to begin in the first half of 2027 and scale through 2028.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ Stephan E. Tompsett
Name:	Stephan E. Tompsett
Title:	Chief Financial Officer